UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 3, 2013
(Date of earliest event reported)

KIMCO REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-10899	13-2744380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3333 New Hyde Park Road
New Hyde Park, NY 11042-0020

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (516) 869-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On June 3, 2013, Kimco Realty Corporation (the “Company”), its subsidiary KRCX North Holdings, LLC, JPMorgan Chase Bank, N.A. as administrative agent, and certain other financial institutions entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of October 27, 2011, among the Company, the subsidiaries of the Company parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, which governs the Company’s $1.75 billion revolving credit facility.

The amendment clarifies the manner in which the eurocurrency rate for loans denominated in Canadian dollars will be calculated, in light of the British Bankers’ Association recently discontinuing LIBOR for Canadian dollars. Pursuant to the amendment, the eurocurrency rate for Canadian dollar-denominated loans will be calculated by reference to CDOR (the Canadian deposit offered rate), as further defined in the amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)

Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Exhibit Description
10.1

First Amendment to Credit Agreement, dated as of June 3, 2013, among Kimco Realty Corporation, a Maryland corporation, the subsidiaries of Kimco party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION
Date: June 7, 2013	By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1

First Amendment to Credit Agreement, dated as of June 3, 2013, among Kimco Realty Corporation, a Maryland corporation, the subsidiaries of Kimco party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.